Exhibit 10.6

CROWN POINTE OFFICE LEASE

THIS LEASE, made as of this 17th day of October 2000, by and between CROWN POINTE, LLC, a Georgia limited liability company (herein called “Landlord”), and LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation (herein called “Tenant”).

W I T N E S S E T H:

1. FUNDAMENTAL LEASE PROVISIONS:

The terms defined herein are an integral part of this Lease:

A. “Premises”: Landlord, for and in consideration of the covenants, agreements and stipulations of Tenant herein contained, has leased and rented, and by these presents leases and rents unto Tenant, and Tenant hereby agrees to lease from Landlord, that certain space (herein called “Premises”) shown on the floor plan attached hereto as Exhibit “A” and made a part hereof and situated on the Eleventh (11th) floor of the office building located at 1050 Crown Pointe Parkway (herein called “Building”) and known as Suite 1100, Atlanta, Georgia, with no easement for light, air or view included in the Premises. The Premises shall include the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, corridors, elevators and other public portions of the Building. All the windows and outside wall of the Premises and any space in the Premises used for shafts, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

B. “Base Rent”: shall mean Three Hundred Eighty Eight Thousand Seven Hundred Sixty Nine and 00/100 Dollars ($388,769.00) per annum, payable in equal installments, in advance, on the first day of each calendar month, at the rate of Thirty Two Thousand Three Hundred and Ninety Seven and 42/100 Dollars ($32,397.42) per month, subject to escalation as more particularly described on Exhibit “G”.

C. “Base Year”: shall mean 2001.

D. “Square Feet in the Building”: shall mean 270,023 square feet, and includes the Building common areas.

E. “Square Feet in the Premises”: shall mean Sixteen Thousand Nine Hundred Three (16,903) rentable square feet, including Tenant’s pro rata share of Building common areas, and approximately Fifteen Thousand Two Hundred and Thirteen (15,213) usable square feet.

F. “Tenant’s Percentage” or “Tenant’s Share”: shall mean Six and 26/100 percent (6.26%).

G. “Land”: shall mean that certain parcel of real property as is more particularly described on Exhibit “D” attached hereto and made a part hereof.

H. “Project”: shall mean all improvements now or hereinafter constructed on the Land, including, without limitation, the Buildings known as 1040 and 1050 Crown Pointe Parkway (Phase I & Phase II) and any common areas or improvements, parking areas or parking decks as described in Exhibit “D”.

I. “Deposit”: shall mean Thirty Two Thousand Three Hundred and Ninety Seven and 00/100 Dollars ($32,397.00).

J. “Term” or “Lease Term”: as defined in Paragraph 2 below.

K. “Commencement Date”: as defined in Paragraph 2 below.

L. “Landlord’s and Tenant’s Mailing Addresses”: as set forth in Paragraph 22 below

M. “Use of Premises”: for general office purposes and business technology-related training and related classes.

2. TERM:

Tenant shall construct or install in the Premises the improvements to be constructed or installed by Tenant pursuant to Exhibit “B” attached hereto and made a part hereof. The term of this Lease (herein called “Term”) shall commence on (the date of such commencement being herein called the “Commencement Date”) the full execution of this Lease and the delivery of the Premises to Tenant by Landlord. Unless sooner terminated as herein provided, the Lease Term shall expire on the last day of the 120th full month following the Rent Commencement Date (defined below).

Within a reasonable time of Landlord’s delivery of the Premises to Tenant, Landlord shall furnish to Tenant a Commencement Date Agreement in the form attached as Exhibit “C” and made a part hereof. Tenant shall execute the Commencement Date Agreement and return a signed copy to Landlord within five (5) days of its receipt of the same. As of the Commencement Date and subject to Landlord’s removal, at Landlord’s expense, of the existing improvements in the Premises, Tenant takes and accepts from Landlord the Premises “as is”, upon the terms and conditions herein contained, Tenant agreeing that such condition is suited for the uses intended by Tenant. This Lease shall be effective and enforceable as between the parties hereof upon its execution and delivery.

3. BASE RENT AND DEPOSIT:

A. Commencing on March 1, 2001 (the “Rent Commencement Date”), and continuing on the first day of each and every calendar month thereafter during the Lease Term, in advance and without notice, Tenant shall pay to Landlord the Base Rent for the Premises. The Base Rent for any fractional month shall be prorated on a per diem basis. “Rent” (which term shall include Base Rent as herein described and additional rent payable under Paragraphs 4, 5, 13.B and 13.F hereof or elsewhere herein) shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at the offices of Landlord or its Building manager located in the Building, or to such other person or at such other place as Landlord may from time to time designate in writing. On the date of execution hereof Tenant shall deposit with Landlord the Deposit.

Nothing contained herein shall require Landlord to accept any tender of payment from Tenant for less than the full amount then due under this Lease, including any and all late charges, interest and attorney’s fees that may then be due from Tenant in accordance with the express terms of this Lease. Landlord may elect to accept less than the full amount then due from Tenant hereunder; however, no payment by Tenant or receipt by Landlord of such lesser amount shall be deemed to be other than payment on account, and no restrictive endorsement or statement on any check or payment shall be deemed to alter the express provisions of this Lease, nor constitute an accord and satisfaction. Landlord may accept less than the full amount then due from Tenant without prejudice to Landlord’s right to recover the balance of the full amount then due, or to pursue any other remedies then available to Landlord under this Lease or applicable law. In all events, including but not limited to Landlord’s acceptance of a partial payment from Tenant, any payment accepted by Landlord from Tenant shall be applied first to retire the oldest receivables due from Tenant hereunder, then to any current rental or other payment then due hereunder, and the balance, if any, will be applied to any rental or other payment which will become due from Tenant hereunder.

B. The Deposit shall be held by Landlord as security for the faithful performance and observance by Tenant of all of the agreements, covenants, conditions and provisions of this Lease to be performed or observed by Tenant, and Tenant shall not be entitled to any interest thereon. In the event no event of default has occurred under the Lease during the first three months following the Commencement Date, Landlord shall apply a portion of the Deposit equal to $22,397.00 toward the Monthly Base Rent accruing under the Lease for the second full month of the Lease Term following the Rent Commencement Date. Landlord shall be entitled to retain the balance of the Deposit in the amount of $10,000.00 for the remainder of the Term pursuant to the terms of this Lease. In the event Tenant fails to perform or observe any of the agreements, covenants, conditions and provisions of this Lease to be performed or observed by it, then at Landlord’s option, Landlord may, but shall not be obligated to, apply the Deposit, or so much thereof as may be necessary, to remedy any such failure by Tenant. Tenant shall immediately upon request pay to Landlord any sum necessary to restore the Deposit to the full amount specified in paragraph 1I. Any remaining portion of the Deposit shall be returned to Tenant following the termination of this Lease within thirty (30) days after such termination.

4. REIMBURSEMENT FOR OPERATING EXPENSES OF LANDLORD:

A. In addition to the Base Rent payable under Paragraphs 3A and 1B hereof, Tenant agrees to reimburse Landlord (as additional rent hereunder) for Tenant’s Share of all operating expenses (the “Operating Expenses”) as described in Exhibit “F” attached hereto and by this reference made a part hereof, of maintaining and operating (directly or indirectly) the Building over and above the Base Year Operating

Expenses. Operating Expenses shall include (1) all costs of labor, materials, insurance, supplies, equipment, tools and services for the management, operation, maintenance and repair of the Project as a first-class office building in metropolitan Atlanta, Georgia, including, without limitation, the rental value of Landlord’s office in the Project (not to exceed 2,000 rentable square feet); (2) all real estate taxes, assessments and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature (including any interest on such assessments whenever the same are permitted to be paid in installments) which may presently or hereafter be imposed, levied, assessed or confirmed by any lawful taxing authorities or which may become due and payable out of or for, or which may become a lien or charge upon or against the whole, or any part, of the Project, Land, Building and all other improvements now or at any time during the Lease Term constituting a part of the Project, or any taxes in lieu thereof which would be payable even if the Project were the sole property of Landlord and the income from the Project were the sole income of Landlord (all of which real estate taxes, assessments, levies, charges and costs are hereafter collectively referred to as “Taxes”); Landlord shall have the sole, absolute and unrestricted right, but not the obligation, to contest the validity or amount of the taxes by appropriate proceedings, and if Landlord shall institute any such contest of its own volition, it shall have the sole, absolute and unrestricted right to settle any contest, proceeding or action upon whatever terms Landlord may, in its sole discretion, determine; and (3) cost, amortized over such reasonable period as Landlord shall determine, together with interest at the rate of one percent (1%) per annum above the prime rate charged by SunTrust Bank from time to time on the unamortized balance, of any capital improvements or structural alterations made to the Building by Landlord that reduce or limit costs of any item of Operating Expenses or are required under any governmental law or regulation first enacted after the Commencement Date or by Landlord’s insurance carrier; provided, however, that Operating Expenses shall not include costs of tenant improvements, real estate brokers’ commissions, interest directly related to financing the Project, costs of services directly recoverable from tenants in the Building and capital items, except the cost of capital improvements specified above. Landlord and Tenant hereby acknowledge and agree that some common area expenses may be incurred generally with respect to the Project, as opposed to being allocable solely to the Premises or to the Building in which the Premises is located. The Building known as 1050 Crown Pointe Parkway shall be allocated fifty-six and no/100 percent (56%) of any such common area expenses attributable to, or allocable to the common area of The Project. Tenant agrees to reimburse Landlord for Tenant’s proportionate share of Operating Expenses of the Project over Base Year Operating Expenses.

B. Tenant’s Share of the Operating Expenses (herein called “Tenant’s Operating Expenses”) shall be in an amount equal to the product obtained by multiplying the total Operating Expenses during each calendar year of the Lease Term in excess of the Base Year Operating Expenses by Tenant’s Percentage. Tenant’s Operating Expenses shall be paid by Tenant as additional rent hereunder. For each calendar year or part thereof occurring during the Lease Term subsequent to the Base Year, Landlord shall have the right to make a good faith estimate of Tenant’s Operating Expenses for the upcoming calendar year and upon fifteen (15) days’ notice to Tenant to require the payment by Tenant of one-twelfth (1/12th) of such amount on the first (1st) day of each month during the calendar year in question. By May 1 of each calendar year following the year in which the Lease Term commences, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Operating Expenses for the prior calendar year, including therein the calculation of any additional amount owed by Tenant to Landlord, which amount shall be promptly paid by Tenant to Landlord as additional rent. At Landlord’s option, any amounts owed by Landlord to Tenant shall be refunded or applied against Rent due under the Lease. If, for any reason other than the default of Tenant, this Lease shall terminate on a day other than the last day of a calendar year, the additional rent payable by Tenant pursuant to this Paragraph shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365). During any calendar year, Landlord may revise Tenant’s Operating Expenses which are currently being paid if it appears to Landlord that the actual Operating Expenses will vary from the anticipated Operating Expenses by five percent (5%) or more.

C. Notwithstanding the foregoing terms and conditions of Sections 4.A and 4.B above, except as described below, from and after the Base Year, Landlord and Tenant hereby agree that, for purposes of calculating Tenant=s pro rata share of Operating Expenses, the aggregate Operating Expenses (except for Uncontrollable Costs, as hereinafter defined) shall be deemed not to increase by more than six percent (6%) from one calendar year to the next calendar year, regardless of any actual increases in Operating Expenses. Notwithstanding the foregoing limitation, (i) the components of Operating Expenses related to Taxes, utilities costs to the Building, Project or Premises, and insurance premiums related to or payable in connection with the Building, Project or Premises (all of the foregoing are herein collectively referred to as “Uncontrollable Costs”) shall not be subject to any limitation or cap, and there be no limit on the amounts of Operating Expenses related to Uncontrollable Costs that can be passed on by Landlord to Tenant or that shall be due of Tenant at any time and from year to year, and (ii) no specific line item of Operating Expenses shall be subject to any limitation or cap.

D. Provided that no event of default shall have occurred and be continuing on the part of Tenant under this Lease, and Operating Expenses shall have increased by more than six percent (6%) over the Operating Expenses for the preceding calendar year, Tenant shall have the right, during the sixty (60) day period following delivery of Landlord’s accounting statement pursuant to Section 4.B, at Tenant’s sole cost, to review in Landlord’s offices Landlord’s records of Operating Expenses for the subject calendar year. Such review shall be carried out only by regular employees of Tenant or by a major national accounting firm and not by any other third party. No person conducting such an audit shall be compensated on a “contingency” or other incentive basis. If, as of the sixtieth (60th) day after delivery to Tenant of Landlord’s accounting statement, Tenant shall not have delivered to Landlord an Objection Statement (as defined below), then such Landlord’s accounting statement shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object thereto or to obtain any further review or accounting thereof, all of which rights Tenant expressly waives. If within such sixty (60) day period, Tenant delivers to Landlord a written statement specifying objections to such Landlord accounting statement (an “Objection Statement”), then Tenant and Landlord shall meet to attempt to resolve such objection within ten (10) days after delivery of the Objection Statement. If such objection is not resolved within such ten (10) day period, then either party shall have the right to require that the dispute be submitted to binding arbitration under the rules of the American Arbitration Association. Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all amounts payable in accordance with this Section (including any disputed amount). If such dispute results in an agreement or an arbitrator’s determination that Tenant has underpaid Tenant’s pro rata share of Operating Expenses, Tenant shall pay such amount to Landlord immediately upon demand for the same as additional Rent. If such dispute results in an agreement or an arbitrator’s determination that Tenant is entitled to a refund, Landlord shall, at its option, either pay such refund or credit the amount thereof to the monthly Rent next becoming due from Tenant, or if at the end of the Term, to promptly refund the same to Tenant. If the audit discloses that Landlord has overcharged Tenant by 7% or more during any Lease Year, Landlord shall reimburse Tenant the reasonable, actual costs of the audit.

5. TAXES PAYABLE BY TENANT:

In addition to the Base Rent and additional rent and all other charges to be paid by Tenant hereunder, Tenant shall pay to Landlord, upon demand as additional Rent hereunder, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures, improvements (whether constructed by Landlord or Tenant) and other personal property located in the Premises or by the cost or value of any leasehold improvement made in or to the Premises by or for Tenant, other than Landlord’s work under Exhibit “B”, regardless of whether title to such improvement shall be in Landlord or Tenant; (ii) upon, measured by or reasonably attributable to the Rent payable hereunder, or any component thereof, including, without limitation, any gross income tax or excise tax levied by the County of DeKalb, the State of Georgia, the Federal Government or any other federal, state, county, municipal or other governmental body with respect to the receipt of such rent; (iii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Landlord agrees to pay all property taxes due on the Building, Land and Project prior to delinquency.

6. USE OF PREMISES:

Tenant shall not do or permit to be done in or about the Premises or make any use thereof, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted; or which is prohibited by or will increase the existing rate or cause cancellation of any of Landlord’s insurance policies for the Building; or which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them; or use or allow the Premises to be used for lodging or for any improper, immoral, unlawful or objectionable purpose; cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises; or bring into the Building any furniture, equipment materials or other objects which overload the Building, its structure or any portion thereof or electrical or mechanical systems thereof.

7. PREPARATION OF THE PREMISES:

Tenant, at Tenant’s sole cost and expense subject to Landlord’s contribution of the Improvement Allowance, will provide the Tenant Work set forth in Exhibit “B” attached hereto.

8. SERVICES:

Provided Tenant shall not be in default under this Lease, Landlord agrees to provide to Tenant the following services:

(a) General cleaning and janitorial service, including reasonable waste disposal, five (5) days per week, less Holidays;

(b) Heating and air-conditioning service (“HVAC”) daily on Mondays through Fridays, from 7:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m., with New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other national holiday (herein collectively called the “Holidays”) excepted; after hours HVAC service shall be available upon reasonable prior request at the cost of $55.00 per hour; subject to increase not more frequently than annually based upon increased utility costs to Landlord;

(c) Elevator service daily on Mondays through Fridays, inclusive, with Holidays excepted, from 7:00 a.m. to 6:00 p.m. and on Saturdays, if not a Holiday, from 9:00 a.m. to 1:00 p.m. At all other times Landlord shall have at least one elevator servicing each of the floors;

(d) Electric current for lighting, replacement bulbs for Building Standard lighting and reasonable facilities for furnishing the usual and normal electric power for office space. Notwithstanding the foregoing, Landlord shall provide to Tenant electrical service in the amount of six (6) watts per square foot, exclusive of ceiling lighting and HVAC. Landlord shall have the right to prescribe uniform and reasonable charges for bulb replacement services for non-standard lighting. Tenant shall not, without Landlord’s prior written consent, use any equipment, including, without limitation, air-conditioning units, electronic data processing machines, punch card machines, or any other machines which use electric current in excess of 110 volts, which will increase the amount of electricity ordinarily furnished for the use of the Premises as general office space or which require clean (or dedicated) circuits or other special distribution circuits;

(e) Window washing;

(f) Common use restrooms and toilets including hot and cold water;

(g) Drinking water available on each floor of the Building; and

(h) Twenty-four (24) hour security services for the Building comparable to other similar buildings in the area; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property, and Tenant hereby releases Landlord from all liability for such losses, damages or injury unless any such loss, damage or injury results solely from the gross negligence or intentional acts of Landlord or Landlord’s employees or agents acting within the scope of their employment, but excluding independent contractors. The cost of such security services shall be included in the Operating Expenses for the Building.

9. NON-LIABILITY AND INDEMNIFICATION:

Unless due solely to the negligence or willful misconduct of Landlord or its agents, neither Landlord nor Landlord’s agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant’s officers, agents, employees, contractors, invitees, or licensees or any other occupant of the Premises, and Tenant shall and does hereby indemnify and hold Landlord, Landlord’s agents, and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from and against any and all loss, cost, liability, claim, damage, expense (including, without limitation, reasonable attorneys’ fees), penalty or fine incurred in connection with or arising from (1) any default by Tenant in the performance of any of the terms of this Lease on Tenant’s part to be performed, or (2) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming or entering the Premises by, through or under Tenant, or (3) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees, licensees of Tenant or any such person in or about the Premises or the Project either prior to, during or after the expiration of, the Lease Term. Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and all portions of the Project solely at their own risk. Tenant and all those claiming or entering the Premises by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, bodily injury, consequential damages, damage to merchandise, equipment, fixtures or other property (including, without limitation, computer equipment) or damage to business or for business interruption, arising directly or indirectly out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof or Landlord’s entry on the Premises as described in Paragraph 11 below, unless due solely to the negligence or willful misconduct of Landlord or its agents. Landlord shall not be liable to Tenant or to any persons, firm, corporation, or other business association claiming by, through, or under Tenant for failure to furnish or for delay in furnishing any service provided for in this Lease, and no such failure or delay by Landlord shall be an actual or constructive eviction of Tenant nor shall any such failure or delay operate to relieve Tenant from the prompt and punctual performance of each and all the covenants to be performed herein by Tenant; nor for any latent defects in the Premises or Building; nor for defects in the cooling, heating, electric, water, elevator, or other apparatus or systems or for water discharged from sprinkler systems, if any, or from water pipes and plumbing facilities in the Building; nor for the theft, mysterious disappearance, or loss of any property of Tenant whether from the Premises or any part of the Building; and nor from interference, disturbance, or act to or omitted against Tenant by third parties, including, without limitation other tenants of the Building and any such occurrences shall not constitute an actual or constructive eviction of Tenant.

Unless due to the negligence or willful misconduct of Tenant, Tenant shall not be liable to Landlord, and Landlord shall and does hereby indemnify and hold Tenant and Tenant’s agents, and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from and against any and all loss, cost, liability, claim, damage, expense (including, without limitation, reasonable attorneys’ fees), penalty or fine incurred in connection with or arising from (1) any default by Landlord in the performance of any of the terms of this Lease on Landlord’s part to be performed, or (2) any acts, omissions or negligence of Landlord or any such person, or the contractors, agents, or employees of Landlord or any such person in or about the Building or the Project either prior to, during or after the expiration of, the Lease Term.

10. REPAIRS BY LANDLORD:

Landlord shall maintain and repair the common areas of the Building in a first class manner consistent with all applicable laws and regulations, provided that Tenant shall be responsible for any damages to the Building and its common areas caused by any act or omission of Tenant, its agents, employees or visitors. Except as otherwise set forth to the contrary in the Lease, Landlord shall have no duty to Tenant to make any repairs or improvements to the Premises and Tenant shall be solely responsible therefor, except structural repairs necessary for safety and tenantability not brought about by any act, omission or neglect of Tenant, its agents, employees or visitors.

11. RIGHT OF LANDLORD TO ENTER PREMISES:

Tenant shall not change the locks on any entrance to or doors in the Premises. Without any abatement of Rent and with prior written notice to Tenant, except in the event of an emergency, Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at such times as Landlord deems reasonably necessary or desirable to inspect and examine same, to make such repairs, additions, alterations, and improvements as Landlord desires to make to the Building and to exhibit said Premises to prospective purchasers or tenants during the last twelve (12) months of the Term; provided, however, Landlord shall use reasonable efforts not to materially and adversely interfere with Tenant’s Use of the Premises during normal business hours. In the event of emergency, or if otherwise necessary to prevent injury to person or damage to property, such entry to the Premises may be made by force without any liability whatsoever on the part of Landlord for damage resulting from such forcible entry.

12. INTENTIONALLY OMITTED.

13. AGREEMENTS OF TENANT:

A. Tenant shall not abandon the Premises during the Lease Term.

B. Tenant shall, at its sole expense, keep the Premises, excluding any structural elements, in good repair and tenantable condition. If Tenant fails to keep the Premises in good repair and tenantable condition, upon ten (10) days written notice to Tenant, except in the event of an emergency (in which case Landlord shall have no obligation to provide notice to Tenant), Landlord can make such repairs as it deems necessary to put the Premises in good and tenantable condition and Tenant shall be liable to immediately reimburse Landlord for the cost of such repairs as additional Rent hereunder.

C. Tenant shall, at its sole cost and expense, comply as to its use of the Premises, with all statutes, regulations, rules, ordinances and orders of any governmental body, department or agency thereof, and abide by and observe the Rules and Regulations attached to this Lease as Exhibit “E” and made a part hereof, and such further uniform rules and regulations for the management of the Building as may hereafter be established in writing by Landlord and delivered to Tenant in accordance with the notice provisions of this Lease.

D. Tenant shall report promptly in writing to Landlord any defective condition in or about the Premises known to Tenant.

E. Before the termination of this Lease (if not in default hereunder), Tenant shall remove from the Premises all its personal property which this Lease allows Tenant to remove and surrender such Premises and the keys thereto to Landlord (whether or not in default hereunder) in the same condition as at the beginning of this Lease, normal wear and tear, casualty and condemnation only excepted. If Tenant shall fail to remove all effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may remove, sell, store or otherwise dispose of the same, without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord on demand any and all expenses incurred by Landlord thereby.

F. Tenant shall pay as additional Rent, a late charge in the amount of five percent (5%) of the outstanding delinquent balance or fifty dollars ($50.00), whichever is greater, for any Rental payment not made within five (5) days after the due date thereof; provided, however, the above referenced late charge shall not apply to the first late Rental payment received by Landlord from Tenant in any calendar year provided such late payment is received by Landlord within thirty (30) days of the date the same is due. Notwithstanding the foregoing, Tenant shall be assessed a five percent (5%) charge for each month, after the first month, any payment remains outstanding, until paid in full. It is understood and agreed that such late charges shall constitute liquidated damages to compensate Landlord for additional bookkeeping expenses and clerical services which would be required of the Landlord as a result of the occurrence of events described in this Section. Such damages are difficult or impossible to estimate accurately and it is the intention of the parties to provide for liquidated damages in such event. It is further agreed that the sum provided in this Section is a reasonable pre-estimate of Landlord’s probable loss, in the event of Tenant’s failure to make any Rental payments within five (5) days after the due data thereof. Tenant shall also pay Fifty and 00/100 Dollars ($50.00), promptly upon demand, as a charge to cover Landlord’s administrative and clerical expenses in the event a check given to Landlord by Tenant is returned to Landlord unpaid by Landlord’s bank due to insufficient funds or any other reason.

G. Tenant shall cooperate with Landlord in complying with all regulations of any governmental agency having jurisdiction of the Building, relating to the conservation of energy, including, without limitation, any regulations requiring the production of information regarding the consumption of energy within the Building.

H. Tenant shall satisfy, discharge or bond of record within twenty (20) days following the filing thereof any mechanic’s lien filed against the Land, Premises, Building or the Project for work or materials claimed to have been furnished to Tenant.

14. INSURANCE:

Tenant shall carry, at its sole expense and during the Lease Term, a policy or policies of insurance, as follows: (i) fire and extended coverage insurance insuring Landlord and Tenant’s interest in its improvements to the Premises and any and all furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full replacement value of such improvements and property, as such may increase from time to time, and workmen’s compensation insurance as required by applicable law; (ii) commercial general liability insurance insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, employees, guests, or licensees in the Premises, the limits of such policy or policies to be in amounts not less than Three Million and no/100 Dollars ($3,000,000) with respect to any one casualty or occurrence; and (iii) such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them, with respect to the Building and/or Project a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. All insurance policies procured and maintained by Tenant pursuant to this Paragraph (i) shall be carried with companies reasonably satisfactory to Landlord licensed in the State of Georgia; (ii) shall be non-cancelable, except after twenty (20) days’ written notice to Landlord; and (iii) executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the Commencement Date, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term. All liability insurance shall name Landlord and any other persons designated by Landlord as additional named insured. Landlord covenants to maintain commercial general liability insurance for the Common Areas of the Project.

15. ALTERATIONS:

Tenant shall make no improvements, alterations or additions of any kind in or to the Premises without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall pay the cost of all such improvements, alterations and additions. If requested, Tenant shall furnish Landlord with final contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, whether placed there by Tenant or by Landlord shall, unless Landlord requests their removal, become Landlord’s property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation, allowance or credit to Tenant.

16. ASSIGNMENT AND SUBLETTING:

Except as set forth to the contrary herein, Tenant shall not, without at least thirty (30) days’ prior written notice to Landlord and the prior written consent of Landlord in each instance, directly or indirectly, voluntarily or involuntarily, by operation of law, merger, consolidation, reorganization or otherwise, mortgage, hypothecate, pledge, encumber, sell, transfer or assign this Lease, in whole or in part, or sublease all or any part of the Premises, or permit the use or occupation of all or any part of the Premises by any party (all of the foregoing being collectively referred to as an “Assignment”). Landlord’s consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall promptly reimburse Landlord for Landlord’s costs and expenses, including, without limitation, reasonable attorney’s fees, in connection with any proposed assignment covered under this Paragraph 16. Landlord shall have thirty (30) days from its actual receipt of Tenant’s notice of Assignment within which to elect, in its sole and absolute discretion, to: terminate this Lease as to the portion of the Premises which is the subject of the proposed Assignment, provided such Assignment requires Landlord’s consent; and/or reject the proposed Assignment and to thereby continue this Lease in full force and effect as if such Assignment had never been proposed; and/or, enter into a new lease with the proposed assignee or any other person, on such terms as Landlord and such assignee or other person may agree; and/or, consent to the proposed Assignment on such terms as Landlord deems necessary and appropriate. If this Lease is canceled, the area of the Premises is reduced or a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord’s reasonable judgment (including, but not limited to, the use and time of Landlord’s personnel), for all of the necessary legal, management, leasing or accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment or subletting, as the case may be. In no event shall Tenant be entitled to any rent, rentals, payment, profit or any sum or cost of the assignee for such Assignment; Landlord shall have the sole and absolute right to any and all amounts paid or payable in excess of the Rent payable by Tenant, and Landlord may, at its election, receive same directly from the assignee or require Tenant to collect and remit same to Landlord as additional rent hereunder. Landlord’s consent in one instance, and any other act or acts of Landlord or its agents, shall not be deemed to constitute consent to any subsequent Assignment. In the event of any such assignment or subletting, Tenant shall remain fully liable for the performance of all the terms and conditions of this Lease. The listing of any name other than that of Tenant on any door of the Premises, or on any Building directory or in any elevator or otherwise, shall not operate as a substitute for or be deemed to constitute the prior written consent of Landlord under this Paragraph 16, nor shall it vest in the person so named any right or interest in this Lease or the Premises, and it is understood and agreed that any such naming or listing shall constitute a privilege extended by Landlord revocable at any time in its sole and absolute discretion. Further, notwithstanding the foregoing, Tenant shall have the right, without Landlord’s prior consent, but upon written notification to Landlord, and so long as the creditworthiness of the assignee or sublessee remains the same or better than Tenant, to assign this Lease and/or sublease the Premises to (a) an affiliate, subsidiary or parent of Tenant or to a subsidiary or affiliate of Tenant’s parent; or (b) an entity with which Tenant is merged or consolidated; or (c) an entity which purchases all of the assets of Tenant by stock purchase or otherwise, provided such entity shall continue to use the Premises in the same manner and for the same purposes of Tenant herein. In the event of any assignment of the Lease, or sublease of all or any part of the Premises, Tenant shall remain fully liable for fulfilling its obligations under the Lease.

17. SIGNS:

Tenant shall obtain the prior written approval of Landlord prior to placing and maintaining, or causing or permitting to be placed and maintained, any sign, advertising matter or other thing of any kind, on, or which is visible from, the exterior of the Premises. Landlord has the right to remove any signs not approved by it and to recover from Tenant the cost of such removal. Landlord, at Landlord’s sole expense, shall provide Building standard signs, one (1) each at Premises, and Lobby Building directory. Further, so long as this Lease is in full force and effect and Tenant is not in default hereunder, Landlord shall, at Tenant’s sole cost and expense, place Tenant’s signage upon the existing pylon sign in front of the Building, subject to Landlord’s prior written approval of Tenant’s signage in Landlord’s reasonable discretion.

18. DEFAULT:

A. The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

(i) The Rent payable under this Lease (including any additional rent) or any other sum of money due hereunder is not paid within five (5) days after first becoming due;

(ii) [Intentionally Omitted];

(iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable federal or state bankruptcy, insolvency or other similar act, and, in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days after the date of such filing;

(iv) Tenant shall become insolvent or transfer property in fraud of creditors;

(v) Tenant shall make an assignment for benefit of creditors;

(vi) A receiver is appointed for any of Tenant’s assets; or

(vii) Tenant fails to observe, perform and keep each and every of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant (other than payment of Rent), including, without limitation, Exhibit “E”, and persists in such failure after thirty (30) days’ notice by Landlord requiring that Tenant remedy, correct, desist or comply; provided, however, if Tenant, upon notice of default, promptly commences to cure such default and Tenant diligently and continuously pursues such a cure during the above referenced thirty (30) days, but Tenant fails to effect such a cure within thirty (30) days, Tenant shall have such additional time as is reasonably necessary to cure such default.

B. Upon the occurrence of an event of default, provided Tenant does not cure said default within the period of time allowed for cure as set forth above, if any, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or by this Lease:

(i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rent, enter upon the Premises and expel or remove Tenant and Tenant’s effects, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises, or through decrease in Rent, or otherwise; and/or

(ii) In addition to all Rent and other amounts previously due and unpaid under the terms and conditions of the Lease, Landlord shall be entitled to collect as liquidated damages and not as a penalty the sum of (i) the deferred present value of the Rent, including any other sums treated as additional Rent hereunder, and all other sums provided herein to be paid by Tenant during the remainder of the Lease Term (the “Rent Balance”), less the Net Rental Value of the Premises, as hereinafter defined. The term “Net Rental Value” shall mean the fair rental value of the Premises for the remainder of the Lease Term discounted to present value, less the Landlord’s costs, expenses and attorney’s fees in connection with preparation of the Premises for reletting and for the reletting itself; provided however, the parties agree that in no event shall the Net Rental Value exceed the Rent Balance; (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant; (iii) all costs, expenses and reasonable attorneys’ fees Landlord incurred in connection with the termination of this Lease and eviction of Tenant. The parties agree that the damages caused by Tenant’s default would be difficult or impossible to accurately estimate and that this measure of damages is a reasonable pre-estimate of the Landlord’s probable loss resulting from Tenant’s breach. The acceptance of the liquidated damages set forth in this paragraph shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

(iii) Enter the Premises as the agent of Tenant, by force if necessary, without being liable to prosecution or any claim for damages therefor, and relet the Premises as the agent of Tenant without advertisement and by private negotiations and for any term Landlord deems proper, and receive the rent therefor, and Tenant shall pay Landlord any deficiency that may arise by reason of such reletting on demand, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs of reletting the Premises including, but not limited to, advertising expenses and commissions; and/or

(iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises, by force if necessary, without being liable to prosecution or any claims for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

C. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and executed by Landlord. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules and Regulations now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. In case it should be necessary or proper for Landlord to bring any action under this Lease, or to consult, or place this Lease or any amount payable by Tenant hereunder, with an attorney concerning or for the enforcement of any of Landlord’s rights hereunder, then Tenant in each and any such case shall pay Landlord its reasonable attorneys’ fees. In the event of any default by Tenant under the terms and provisions of this Lease, Landlord, in addition to but not in lieu of or in limitation of, any other right or remedy provided to Landlord under the terms of this Lease or otherwise, shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant’s specifications and any and all costs and expenses incurred in renovating or altering space to make it suitable for reletting.

D. All Rent and additional Rent and other sums due under the Lease not paid when due shall accrue interest in the amount of Wachovia Bank of Georgia’s Prime Rate plus three percent (3%), from date due until paid by Tenant.

19. HOLDING OVER:

Tenant shall have no right to hold over beyond the expiration or earlier termination of this Lease without the express written consent of the Landlord, which consent Tenant shall obtain from Landlord no later than sixty (60) days prior to the expiration of the Lease. Should Tenant or any of its successors in interest continue to holdover the Premises after the termination of this Lease, whether such termination occurs by lapse of time or otherwise, with the express written consent of Landlord, Tenant shall be deemed to be occupying the Premises under a month-to-month periodic tenancy, and Tenant shall pay to Landlord monthly rental equal to one hundred fifty percent (150%) of the monthly rental (including Base Rent and all other rental amounts) as would be payable if the Lease had not been terminated or expired, and otherwise be subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month periodic tenancy. Landlord and Tenant agree that any such periodic tenancy may be terminated by thirty (30) days prior written notice by either party to the other party. Should Tenant or any of its successors in interest continue to hold over the Premises after the termination of this Lease, whether such termination occurs by lapse of time or otherwise, without the written consent of Landlord, Tenant shall be a Tenant at sufferance, subject to summary eviction as provided by law. In the event of any unauthorized holding over, Tenant shall indemnify the Landlord against all damages sustained by Landlord by reason of such holdover and all claims for damages by any other tenant to whom Landlord shall have leased all or any portion of the leased Premises effective upon the termination of this Lease.

20. DESTRUCTION OF OR DAMAGE TO PREMISES:

If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, subject to the provisions of this Paragraph 20 hereinafter set forth, provided such repairs can, in Landlord’s opinion, be made within sixty (60) days, and this Lease shall remain in full force and effect. If such repairs cannot be made within sixty (60) days, in Landlord’s opinion, Landlord at its option shall by written notice to Tenant given within sixty (60) days after the date of such fire or other casualty either (i) elect to repair or restore such damage, this Lease continuing in full force and effect, or (ii) terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) or more than sixty (60) days after the date such notice is given. If any fire or other casualty is not the result of the act, omission, negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or agents, then during the period the Premises are rendered unusable by such damage Tenant shall be entitled to a reduction in Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be required to repair any injury or damage or to make any repairs or replacements of any improvements installed in the Premises by or for Tenant, other than Landlord’s work under “Exhibit B”, and Tenant shall, at Tenant’s sole cost and expense, repair and restore its portion of such improvements.

21. EMINENT DOMAIN:

If all or any part of the Premises or the Building shall be taken as a result of the exercise of the power of eminent domain or agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by giving written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. In the event of any taking Landlord shall be entitled to any and all compensation, damages, income, rent, awards or interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, Tenant have the right to pursue its own cause of action against the condemning authority so long as any award or compensation received by Tenant in such proceeding shall not in any way reduce any award or compensation received or to be received by Landlord. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly Rent thereafter to be paid shall be equitably reduced based upon balance of the square feet of the Premises.

22. ADDRESSES; NOTICES:

Except for legal process which may also be served as by law provided, all notices given pursuant to this Lease shall be in writing and shall be deemed to have been given to the party intended to receive such notice when hand-delivered, sent overnight service or other receipted delivery service, or three (3) days after such notice shall have been deposited, postage prepaid, to the United States mail, certified, return receipt requested, properly addressed as follows:

(i)	To Landlord:

CROWN POINTE, LLC

1040 Crown Pointe Parkway

Suite 200

Atlanta, Georgia 30338

(ii)	To Tenant:

LEARNING TREE INTERNATIONAL USA, INC.

1831 Michael Faraday Drive

Reston, Virginia 20190-5304

Attn: V.P. Operations

(iii)	To Tenant:

LEARNING TREE INTERNATIONAL USA, INC.

6053 W. Century Blvd

Suite 200

Los Angeles, CA 90045

Attn: V.P. Administration

In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing.

23. WAIVER OF RIGHTS:

No failure to or delay in exercise of any right or power given herein or to insist upon strict compliance of any obligation imposed herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by either party or any right to demand strict compliance with the terms hereof. This Lease, including its exhibits, constitutes and contains the sole and entire agreement of Landlord and Tenant and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. No officer, agent or employee of Landlord has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.

24. SPECIAL STIPULATIONS:

The Special Stipulations, if any, attached hereto are hereby incorporated herein and made a part hereof, and in the event they conflict with any of the foregoing provisions, the Special Stipulations shall control.

25. NO ESTATE IN LAND:

This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant and no estate shall pass out of Landlord; Tenant has only a usufruct which is not subject to levy and sale, and not assignable by Tenant except as herein provided.

26. GOVERNMENTAL REGULATIONS:

Tenant waives the benefits of all existing and future Rent control Legislation and Statutes and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

27. SUBORDINATION AND ATTORNMENT:

This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof (herein called “Security Deed”) which may now or hereafter affect Landlord’s fee title to the Premises and/or Building. Tenant shall within fifteen (15) days of request execute, acknowledge and deliver to Landlord, to Landlord’s designee and/or the holder of any such Security Deed, the following: (i) such certificate or certificates that may be requested by Landlord or such holder to evidence the subordination of this Lease to such Security Deeds; (ii) such certificate or certificates that may be requested by Landlord or such holder to make this Lease superior to the lien of any such Security Deeds; and (iii) such attornment agreements as may be reasonably requested by successors to Landlord hereunder, provided such agreement sets forth that as long as Tenant is not in default hereunder beyond applicable notice and cure periods, Tenant’s possession of the Premises under this Lease shall not be disturbed. If the holder of any such Security Deed shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, at the request of such holder, attorn to and recognize such successor as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

28. ESTOPPEL:

Landlord and Tenant shall, within seven (7) days of request, execute, acknowledge and deliver to the other and/or to the other party’s designee such certificate or certificates in recordable form evidencing whether or not (a) this Lease is in full force and effect, (b) this Lease has been amended in any way, (c) Tenant has accepted and is occupying the Premises, (d) there are any existing defaults, acts or omissions, which with the giving of notice or the passage of time would constitute defaults, on the part of Landlord or Tenant hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of the certifying party and specifying the nature of such defaults, defenses or offsets, if any, and (e) the date to which rent, and other amounts due hereunder, if any, have been paid.

29. SEVERABILITY AND INTERPRETATION:

If any clause or provision of this Lease shall be deemed illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability. Should any of the provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Lease.

30. CAPTIONS:

The captions used in this Lease are for convenience only and shall be considered to be of no effect in the construction of any provision of this Lease.

31. SUCCESSORS AND ASSIGNS:

The words “Landlord” and “Tenant” as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns, subject to the provisions of Paragraph 16 hereof.

32. GEORGIA LAW:

The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.

33. TIME IS OF THE ESSENCE:

Time is of the essence of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding reimbursements for Operating Expenses or any other charges or additional rent provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments or contributions.

34. EXCULPATION OF LANDLORD:

Landlord’s obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord’s interest in the Land and Building, and neither Landlord nor any of the joint venturers of Landlord, nor any officer, director, or shareholder of Landlord or of any of the joint venturers of Landlord shall have any personal liability whatsoever with respect to this Lease. This Lease is executed by certain employees of The State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for The State Teachers Retirement Board of Ohio (“STRBO”). In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord’s assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.

35. EXECUTION AND PUBLIC RECORDS:

This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant. Without the prior written consent of both parties, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

36. MULTIPLE TENANTS:

If more than one individual or entity comprises and constitutes Tenant, then all individual and entities comprising Tenant are and shall each be jointly and severally liable for the due and proper performance of Tenant’s duties and obligations arising under or in connection with this Lease.

37. FORCE MAJEURE:

Both parties shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the non-monetary terms, covenants, and conditions of this Lease when prevented from so doing by a cause or causes beyond their reasonable control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, and acts of God.

38. REAL ESTATE BROKERS:

Tenant and Landlord each represents and warrants to the other that no real estate broker, agent, commission salesman, or other person other than Ackerman & Co., representing Landlord, and NAI/Brannen Goddard, representing Tenant has represented the warranting party in the negotiations for and procurement of this Lease and of the Premises, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any real estate broker, agent, commission salesman or other person (even including the broker or other person or firm excluded above from the warranting party’s warranty of no broker) except if and only as may be provided in a separate written commission agreement signed simultaneously with or before this Lease by the party against whom the commission or compensation is charged. Each party agrees to indemnify and hold the other hereunder harmless from and against any claim for any such commissions, fees or other form of compensation by any such third party claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, costs and expenses (including attorneys’ fees), associated therewith.

39. ENTIRE AGREEMENT:

This Lease contains the entire agreement between the parties hereto and any representation, warranty or agreement, oral or otherwise, between the parties not embodied herein shall be of no force or effect. No modification, amendment or alterations to this Lease shall be effective unless same shall be in writing and signed by Landlord and Tenant.

40. QUIET ENJOYMENT

So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument, individually or through their respective authorized officers, agents or attorneys-in-fact, as the case may be, causing their respective seals to be affixed hereto, the day and year set forth to the left of their respective executions, the latest of which is and shall be deemed to be the date of this Lease.

LANDLORD:		TENANT:

Crown Pointe, LLC		Learning Tree International USA, Inc.,
a Georgia limited liability company,		a Delaware corporation
by OTR, an Ohio general partnership, as Managing Member

By:	/s/ ALLULTH J. CRL	By:	/s/ JOEL STREAM
Title:	Asst. Director, Portfolio Management	Its:	Joel Stream, President

Date: 10/17/00		Attest:	/s/ DAVID G. MATHEWS
		Its:	David G. Mathews III, VP/Controller

[CORPORATE SEAL]

Date: 10-6-00

SPECIAL STIPULATIONS

1. RIGHT OF FIRST REFUSAL.

(a) As used herein, the term “First Refusal Space” means that certain area containing approximately Ten Thousand (10,000) rentable square feet of contiguous space on the fourteenth (14th) floor of the Building, as demarcated on the floor plan attached hereto and incorporated herein as Exhibit “I” to this Lease. Landlord acknowledges that Tenant may wish to expand the Premises and lease the First Refusal Space. Tenant, however, acknowledges that Landlord must be in a position to lease the First Refusal Space to other tenants. In order to accommodate Tenant’s desires regarding the First Refusal Space and Landlord’s requirement for future leasing of the First Refusal Space, Landlord shall grant to Tenant the right of first refusal (the “Right of First Refusal”) to lease the First Refusal Space in accordance with the terms and conditions contained herein. If at any time during the term of this Agreement the First Refusal Space is, in Landlord’s determination, available for lease, and if Landlord desires to lease the First Refusal Space to a bona fide third party which has submitted an offer to Landlord which Landlord desires to accept, then Landlord shall submit written notice thereof to Tenant. Upon receipt of the aforesaid notice from Landlord, Tenant shall have the right, exercisable at any time within ten (10) days from the date of receipt of such notice, to lease all of said First Refusal Space upon the same terms and conditions as this Lease, including, but not limited to, the prevailing Base Rent rate and adjustments thereto reserved in this Lease, and for a term expiring as of the date of the expiration of this Lease. If Tenant elects to exercise the Right of First Refusal, it shall, prior to the end of said ten (10) day period, deliver written notice of such exercise to Landlord, and the leasing of said First Refusal Space shall commence on the earliest to occur (the “First Refusal Space Commencement Date”) of (A) thirty (30) days after the expiration of such ten (10) day period; or (B) the date on which Tenant commences to occupy all or any portion of the First Refusal Space, and shall be evidenced by a lease amendment agreement executed by Tenant on Landlord’s standard form. Upon the First Refusal Space Commencement Date: (i) the number of Square Feet in the Premises shall be increased by the number of Square Feet in the First Refusal Space, (ii) Tenant’s parking spaces as set forth in Section 2.a. and 2b. below shall increase according to each respective ratio, (iii) Tenant’s pro rata share shall be increased based on the number of Square Feet in the First Refusal Space, (iv) Base Rent and additional Rent payable with respect to the First Refusal Space shall commence at the then current rent rates set forth in the Lease for the Premises, and (v) Tenant shall be entitled to an allowance for Tenant improvements to be constructed in the First Refusal Space equal to $23.00 times the number of rentable square feet in the First Refusal Space times the number of full calendar months remaining in the Term of the Lease after the First Refusal Space Commencement Date until the Expiration Date divided by 120. If Tenant shall not exercise such Right of First Refusal within said ten (10) day period or shall fail to deliver written notice of such exercise as provided above, Landlord shall be free to lease the First Refusal Space or any part thereof, to any person or entity on terms and conditions acceptable to Landlord, in Landlord’s sole discretion. Tenant shall not have the right to assign its Right of First Refusal to any sublessee of the Premises (or any portion thereof) or assignee of this Agreement, nor may any such sublessee or assignee exercise such Right of First Refusal.

(b) Notwithstanding the foregoing and any other provision of this Lease to the contrary, such Right of First Refusal is conditioned upon this Lease being in full force and effect and there being no event of default under this Lease. If the foregoing condition in this subsection (b) is not entirely satisfied, the Right of First Refusal shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void. In the event Landlord has not entered into a lease for all or substantially all of the First Refusal Space on substantially the same monetary terms and conditions as Landlord offered the First Refusal Space to Tenant within twelve (12) months after the date Tenant elects or is deemed to have elected not to lease such First Refusal Space, Landlord shall submit any offer to lease the First Refusal Space to Tenant pursuant to the terms of this Special Stipulation prior to entering into any new lease with a third party for such space.

2. PARKING. So long as Tenant is not in default of the Lease, Landlord shall provide Tenant during the Term of the Lease with:

(a)	3.5 unassigned, nonexclusive parking spaces per 1,000 rentable square feet in the Premises (59 spaces) in the surface parking area for the Building at no charge to Tenant; and

(b)	1.5 unassigned, nonexclusive parking spaces per 1,000 rentable square feet in the Premises (25 spaces) as needed, from time to time, in the surface parking area for the Building for use by persons attending classes in the Premises at no charge to Tenant; and

(c)	2 reserved spaces in the 1050 parking deck at mutually acceptable locations at the cost of $75.00 per space per month.

3. FOOD SERVICE. Tenant acknowledges and agrees that a café exists within the Building for the convenience of tenants in the Building, including Tenant (the “Café”). Tenant shall use reasonable efforts to contract with the Café for Tenant’s catering needs; provided, however, so long as Tenant is not in default of the Lease, including, without limitation, the compliance with all Rules and Regulations as set forth in Exhibit “E” to the Lease, as the same may be amended or modified from time to time in Landlord’s reasonable discretion, Tenant shall have the right to contract with a caterer other than the Café to provide Tenant with catering services, at Tenant’s reasonable discretion. In no event shall Tenant have the right to provide food services for a fee to other tenants or visitors to the Building.

4. RENEWAL. Tenant shall have the right to renew the Term of the Lease for one (1) additional period of five (5) years (the “Renewal Term,”) by giving Landlord prior written notice nine (9) months prior to the expiration of the Term of the Lease that Tenant intends to exercise such renewal right, subject to the following conditions:

(a)	Tenant shall be in possession of the Premises and there shall not be a default under any of the terms of provisions of the Lease at the time such notice is given or at the time of the commencement of the Renewal Term.

(b)	Tenant shall occupy the Premises during the Renewal Term under the same terms and conditions as specified in the Lease, except Tenant shall be entitled to no additional tenant improvement allowance and the Base Rent for any Renewal Term shall be the then Market Rate, but not less than the Base Rent for the Premises in effect immediately prior to the commencement of the Renewal Term.

(c)	As used herein, the term “Market Rate” shall be initially determined by Landlord as the amount of base annual rent per square foot (including the rate of escalation) then being charged in comparable first-class office buildings located in the Central Perimeter area of Atlanta, Georgia (the “Comparable Buildings”) for space comparable to the Premises and taking into consideration all other relevant factors establishing similarity or dissimilarity between the comparable lease and the leasing of the Premises to Tenant for the Renewal Term, including without limitation, escalations (including type, base year and stop), concessions, length of lease term, size and location of the Premises, building standard work letter and/or tenant improvement allowances, quality and quantity of any existing tenant improvements, quality and creditworthiness of Tenant, amenities offered, location of building, the cost and provision of parking spaces, and other generally applicable concessions, allowances, terms and conditions of tenancy. Notwithstanding any provision to the contrary contained herein, the Premises shall be leased during the Renewal Term pursuant to the terms of subparagraph (b) above. The reference to the foregoing factors is illustrative only and the presence or absence of such factors shall be taken into account in determining Market Rate.

(d)	Within thirty (30) days after Landlord receives the notice of Tenant’s exercise of the renewal option, Landlord shall notify Tenant of the proposed Market Rate. In the event that Landlord and Tenant are not able to agree as to the Market Rate within sixty (60) days of good faith negotiation, Tenant’s right of renewal as provided herein shall terminate.

(e)	In the event Tenant fails to timely notify Landlord in the manner herein specified, Tenant shall be conclusively deemed to have waived its right to enter into the Renewal Term.

5. ATTORNEYS’ FEES. In the event of any litigation between Landlord and Tenant arising from the default by either party in the performance of any of the terms, agreements or conditions contained in this Lease, the non-prevailing party in any such litigation, to the extent permitted by applicable law, agrees to pay the prevailing party all reasonable attorney’s fees and court costs actually incurred by the prevailing party. Further, in the event Landlord elects to engage the services of an attorney to collect any delinquent Rent due from Tenant under this Lease, in addition to all other amounts from Tenant under this Lease, Tenant agrees to pay to Landlord its reasonable attorney’s fees and court costs actually incurred in collecting such amounts from Tenant.

6. SATELLITE DISH. During the Term, Landlord shall grant to Tenant a non-exclusive license to install, maintain, repair, replace and operate one (1) satellite dish (together with any related wires, conduits and other equipment necessary or desirable for the proper operation of such satellite dish, collectively the “Satellite”) in a location on the roof of the Premises designated by Landlord (the “Equipment Space Area”) upon and subject to all of the terms and conditions set forth herein. The Satellite shall be used only by Tenant solely to transmit and receive aerial transmissions in connection with the business of Tenant; Tenant shall not have the right to use or allow any other person or entity to use the Satellite for a fee. The rights under this Section are personal to the Tenant named herein and are not assignable. Subject to the rules and regulations under this Lease, Tenant, its employees, agents and contractors shall have the right, upon prior reasonable notice to Landlord’s managing agent, to enter or leave the roof for purposes of accessing the Satellite. Tenant shall pay to Landlord, as additional rental, on a monthly basis, the actual costs, if any, incurred by Landlord in furnishing electric power for the operation of the Satellite. Landlord shall have the right to install, at Tenant’s expense, a meter to monitor Tenant’s use of electricity furnished by Landlord in the operation of the Satellite. The Satellite installed shall be and remain the property of Tenant, and Tenant shall, prior to the expiration or termination of this license, remove the Satellite (including all installation and anchoring hardware) installed in the Equipment Space Area and elsewhere in the Building, and surrender the Equipment Space Area in the same condition existing prior to the installation of the Satellite. Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Equipment Space Area or to the Building by such removal, including filling and sealing any holes or cavities left by the removal of installation or anchoring hardware. Tenant shall, at its sole cost and expense, obtain all governmental permits or licenses required for the installation, repair, maintenance, operation and removal of the Satellite and shall provide Landlord with evidence thereof. Tenant’s installation, repair, maintenance, operation and removal of the Satellite shall be subject to and performed in accordance with the terms and conditions of this Lease and all applicable Legal Requirements (defined below) in effect from time to time. Tenant shall, at its sole cost and expense, and at its sole risk, install the Satellite in a good and workmanlike manner, and in compliance with all applicable Legal Requirements, including, but not limited to, all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of the Federal Communications Commission and any other Governmental Authority (defined below). Tenant shall conduct the installation and maintenance of the Satellite in a good and workmanlike manner so as to not interfere with any other tenant or occupant of the Building or Project. The operation of the Satellite shall not disturb or interfere with the systems of the Building or Project or with any other tenant or occupant of the Building or Project. Tenant shall deliver to Landlord Tenant’s plans and specifications for the installation of the Satellite and for the aesthetic screening of same for review and approval by Landlord not less than thirty (30) days prior to commencing installation of the Satellite. The Satellite shall be installed substantially in accordance with the plans and specifications approved by Landlord, and the installation shall be performed by contractors approved by Landlord. In no event shall the installation or operation of the Satellite damage the Building or any existing structure on the Building, or interfere with the maintenance of the Building, any system currently serving the Building or Project, any radio or telecommunications equipment currently being operated from or within the Building or Project or in any manner invalidate any existing warranties in place on the Building or Project or on any improvements to the Building or Project. Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Satellite or to the Equipment Space Area because of any act, omission or requirement of the public utility serving the Building or Project, or the act or omission of any other tenant, licensee or contractor of the Building or Project, or for any other cause beyond the control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electric power. Tenant shall operate the Satellite in strict compliance with Landlord’s rules and regulations, now or hereafter promulgated, and all applicable Legal Requirements. Tenant shall, at Tenant’s expense, be solely responsible throughout the Term for maintaining, servicing and repairing the Satellite and for repairing any damage to the Building or Project or any systems or equipment serving the Building or Project caused by the Satellite or by any act, negligence or misconduct of Tenant, Tenant’s employees, agents or contractors, while installing, using, servicing, repairing, maintaining or removing the Satellite. Tenant shall protect, defend, indemnify and save Landlord and its trustees, agents, employees, other tenants, licensees and invitees harmless from and against any and all obligations, costs (including costs of litigation and attorneys’ fees), expenses, claims, damages and liabilities of any nature whatsoever arising out of or in connection with the existence, installation, construction, operation, repair, maintenance and/or removal of the Satellite. As used herein, the term “Governmental Authority” shall mean the United States, the state, county, city and political subdivision in which the Building is located or which exercises jurisdiction over the Building, and any agency, department, commission, board, bureau or instrumentality of any them which exercises jurisdiction over the Building, and the term “Legal Requirements” shall mean any law, statute, ordinance, order, rule, regulation or requirement of a Governmental Authority.

7. HAZARDOUS MATERIALS. Tenant covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Premises, Building or Project, any asbestos, polychlorinated biphenyls, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments. Any such asbestos, polychlorinated biphenyls, petroleum products and any such other hazardous or toxic materials, wastes and substances are herein collectively called “Hazardous Materials”. Tenant further covenants and agrees to indemnify, defend and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys’ and experts’ fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Premises, Building or Project, introduced by, or on behalf of, Tenant including, without limitation, (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Premises, Building or Project, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Premises, Building or Project, into the air, any body of water, any other public domain or any surrounding areas, and (iii) any costs incurred to comply, in connection with all or any portion of the Premises, Building or Project, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials. The provisions of this Section shall survive the expiration or earlier termination of this Agreement.

Landlord covenants that to its best information and belief, the Premises, Building and Project, as of the date of the execution of this Lease are not contaminated by any Hazardous Materials.

8. TENANT’S FINANCING. Tenant shall have the right from time to time during the Term of this Lease to grant and assign a mortgage or security interest in all of Tenant’s personal property located within the Premises to Tenant’s lenders in connection with Tenant’s financing arrangements, and any lien of Landlord against Tenant’s personal property (whether by statute or under the terms of this Lease) shall be subject and subordinate to such security interest of Tenant’s lenders. Landlord shall execute such documents as Tenant’s lenders may reasonably request in connection with any such financing to evidence Landlord’s subordination of its lien against Tenant’s personal property.

EXHIBIT “B”

To the Lease last dated                    , made between CROWN POINTE, LLC Landlord, and LEARNING TREE INTERNATIONAL USA, INC., Tenant, and to which this Exhibit is attached and made a part thereof.

WORKLETTER

To induce Tenant to enter into this Lease and without limiting either the obligations of the Landlord or the rights and privileges of Tenant set forth in this Lease, the Landlord and Tenant, in consideration of the mutual covenants hereinafter contained, agree as follows:

1. Plans, Working Drawings and Specifications

A. Tenant to provide 1/8” scale drawing(s) which will show the type and location of partitions, doors, electrical and telephone outlets, cabinets, lighting and HVAC diffusers indicating all work to be done by Tenant, whether at the Landlord’s expense or Tenant’s expense. Tenant will submit a breakdown of cost for all work to be done by Tenant. Only upon receipt of written authorization may Tenant proceed with the work.

B. Tenant will provide to Landlord samples of finish items to be selected by Tenant such as carpet, paint, wall coverings, etc., as specified in schedule.

C. Tenant will be responsible for the design cost associated with his special requirements, e.g., non-standard wiring, HVAC, wall covering, cabinetwork and millwork or changes to the plan due to changes in Tenant requirements, etc.

D. After receipt of the Drawings, the Landlord shall approve or disapprove the same. If the Landlord does not approve the Working Drawings and Specifications as submitted, the Landlord shall approve those portions which are acceptable to the Landlord and shall disapprove those portions which are not acceptable to it, specifying the reasons for such disapproval. Tenant shall then, at its sole cost and expense, do all that is necessary to correct the Drawings to the satisfaction of the Landlord and resubmit them for the Landlord’s review and approval.

E. Approval by the Landlord shall be non-technical approval and shall not be deemed to mean approval of structural capacity, size of ducts and piping, adequacy of electrical wiring, system/equipment capacities and, without limitation, other technical matters; and shall not relieve Tenant of responsibility for proper and adequate design and construction of the work. Tenant shall ensure that the structure and detail of the utilities and mechanical and electrical system meet the Landlord’s requirements and that all of the work meets applicable federal, state and local laws, codes, rules and regulations. Tenant is responsible for making the Landlord aware of all of Tenant’s requirements before the design is begun.

F. Tenant is responsible for working with the designers to provide approved plans and finish selections on the dates indicated. Failure to do so will constitute a day-for-day delay to the scheduled completion without delaying the commencement date of rent payments.

G. Special requirements, i.e., non-standard fit-up items, may have ordering and delivery times that will require total completion of the space after the occupancy date. In some cases, this cannot be determined until the order is placed for the material. Tenant will advise Landlord immediately upon becoming aware of this situation. Tenant will be responsible for any cost associated with working overtime required to provide special finishes before or after the occupancy date.

H. Tenant shall have the right to utilize Gensler as the architect for the preliminary pricing and construction documents. Landlord has already paid Gensler $.11 per rentable square foot in the Premises, which amount shall not be deducted from the Tenant Allowance (as defined below), for the development of the Drawings. Any additional charges by Gensler for architectural or space planning services shall be deducted from the Tenant Allowance.

I. Turner Construction shall be the contractor for the Tenant Work for the Premises.

2. Schedule

The Landlord and Tenant shall comply with the following Schedule: (All days to be considered working days.)

	Party Responsible		Due Date
a.	Tenant & Landlord	Lease Execution

b.	Tenant	Tenant submission of construction Documents.	Within 30 days of 2.a.

c.	Landlord	Landlord’s approval of construction Documents.	Within 10 Days of 2.b.

d.	Tenant	Construction started by Tenant.	Within 5 days of 2.c.

e.	Tenant	Construction completed by Tenant.	Within 90 days from 2.d.

Landlord agrees that the Rent Commencement Date shall be delayed one day for every day of delay caused solely by Landlord’s failure to comply with the schedule set forth in this Section 2. Delays caused by Tenant may delay the occupancy date but will not delay the Rent Commencement Date. Tenant understands that if changes are made in the initial requirements given to the Landlord, then a period of delay may be incurred. If delays are incurred due to Tenant-initiated changes or Tenant-required holdups to evaluate changes, the Rent Commencement Date shall not be adjusted.

NOTE: Notwithstanding anything in the Lease to the contrary, and in anticipation of the necessity of prompt correspondence, all correspondence in connection with this Work Letter is to be sent by overnight service or local courier.

3. The Tenant Work

A. Tenant shall furnish, install and perform completely all of the work shown on the Drawings unless otherwise noted. Tenant shall be fully responsible for all matters that must be accomplished to complete the work in accordance with provisions of the Lease, without limitation, filing plans and other required documentation with the proper governmental authorities, securing all necessary permits and monitoring all aspects of the work. Tenant shall also be fully responsible for, without limitation, construction and financing costs; payments to the contractors and subcontractors; cost of prompt removal of all mechanics’, materialmens’ and like liens from the public record by payment or surety bond; costs to repair and restore damaged, lost or destroyed work; costs to remove debris from the premises caused by Tenant’s trades; architects’ and engineers’ fees for standard work items; real estate taxes, assessments and insurance costs; utility and building service costs, and filing and permit fees.

B. Landlord shall not be liable for injury, loss or damage to any person (including death) or property on or about the land, building or premises during performance of the work, unless caused by Landlord, its employees, agents or contractors, and Tenant will indemnify and save Landlord harmless against and from any such liability and any costs or charges (including without limitation, reasonable attorney fees and court costs) which Landlord may incur on account of any such injury insurance which shall include coverage of the foregoing contractual liability.

4. Landlord’s Building Standard Improvements

A. Building Standard Partitions

The Building Standard partition assembly for interior spaces extends to the underside of the suspended ceiling. It consists of 3 5/8 metal studs 24” on center, with one layer of 1/2” drywall prepared for painting on each side of studs. All partitions between tenants and exit corridors shall extend to the underside of the floor structure above with suitable openings to accommodate air conditioning and pipework. Demising partitions consist of 3 5/8” metal studs 24” on center, with one layer of drywall prepared for painting on each side of studs and sound attenuation blankets. Existing partitions as per the Drawings shall remain.

B. Ceilings

Building Standard ceilings provided by Landlord are 2’ x 2’ suspended acoustical ceiling tile with an exposed slotted profile grid element. Replacement of broken or damaged ceiling tiles shall be an expense chargeable against the Improvement Allowance.

C. Doors and Frames

Entrance Doors are full height, 3’0” wide mahogany veneer solid core wood doors in 16 gauge steel welded frames, fire rated as required. The door will be stained and finished with polyurethane and the frame will be painted. The doors are undercut to allow for the Building Standard carpet.

Interior doors are similar to the entrance doors, but non-rated and installed in knockdown metal frames.

D. Hardware

The Building Standard latch set is the Schlage No. 18 design lever handle in polished chrome. Each Tenant entry door shall be provided with four four-ball bearing polished chrome butt hinges and a wall stop. One lockset, keyed to the building master key system, shall be provided for each entrance door. Two keys will be provided for each entrance door; additional keys may be purchased by Tenant. All entrance doors to public corridors shall have surface mounted door closers.

E. Intentionally Omitted

F. Painting

All Building Standard partitions, door frames and column enclosures shall be painted. All non-metallic surfaces shall receive one coat of primer and one flat finish coat, except doors which receive a stain and a coat of polyurethane. All metal surfaces have a factory applied shop coat which shall receive an enamel primer and an enamel semi-gloss finish coat.

G. Window Covering

Thin-type (1”) horizontal blinds currently exist in each window.

H. Electrical Outlets

120v Duplex outlets installed in partitions shall be provided in locations designated by Tenant. Under-floor electrical outlets can be provided at the expense of Tenant.

I. Communications Wiring

Telephone outlets installed in partitions shall be provided in locations designated by Tenant. Telephone outlets have empty conduit terminating above the suspended ceiling. Under-floor telephone outlets can be provided at the cost of Tenant.

All communications wiring shall be done by Tenant’s communications contractor at the direction and expense of Tenant. Landlord has no responsibility for said work which must, however, (1) meet Building Standard criteria and local codes and not conflict with the progress of the building, and (2) be performed by installers who are licensed for the installation of communications systems. Any damage caused by Tenant’s contractor shall be the liability of Tenant. Any additional communications conduit required shall be installed by the Landlord’s contractor at Tenant’s expense.

J. Lighting

Building Standard light fixtures are 2’ x 4’ energy efficient two tube fluorescents with 16 cell parabolic lenses. Quantities provided are 12 per 1000 square feet of usable space. Area switching of lights is used but wall switches can be allowed at a rate of 6 per 1000 square feet of usable space.

K. HVAC

Provided that the allowance for interior partitioning is not exceeded, all engineering and installation of heating and cooling systems for standard office space will be provided by the Landlord. If additional HVAC diffusers are required due to partitioning quantities in excess of typical office layouts or due to special requirements such as heat producing equipment, then provisions will be made at the Tenant’s expense for special needs such as computer installations served by the 24-hour condenser water loop.

L. Fire Protection System

The building is equipped throughout with a fire protection sprinkler system, installed in grid pattern. Should the partition layout needed by Tenant require relocation of existing sprinkler heads, then the Landlord will provide four relocations and four additions per 1000 square feet of usable space. Relocations to additions in excess of the allowance will be at the expense of Tenant.

5. Tenant Improvement Costs

Tenant agrees to accept Premises in “as is” condition, except for latent defects, agreeing that Premises has been previously occupied and is suitable for use intended by Tenant. However, Landlord shall provide an allowance of up to $23.00 per rentable square foot of Premises up to a maximum of Three Hundred and Eighty Eight Thousand Seven Hundred and Sixty Nine and 00/100 Dollars ($388,769.00) hereinafter referred to as “Improvement Allowance”, for space planning, design fees and refurbishment to Premises. All costs to complete the Premises shall be an expense chargeable against the Improvement Allowance unless otherwise stated. All changes and/or modifications made by Tenant to work in progress shall be made in writing. Tenant shall submit to Landlord construction drawings within thirty (30) days of execution of this Lease by Landlord and Tenant. Final construction drawings and pricing approved by Landlord and Tenant shall be attached as Exhibit “B-1” and shall become a part hereof. Construction shall commence within five (5) days of receipt of a building permit. Landlord and Tenant hereby agree that up to fifty percent (50%) of the Improvement Allowance may be used by Tenant for systems furniture, communications equipment expenses or other moving expenses (“Additional Costs”). Any unused Improvement Allowance, after final draw is made from Landlord to Tenant, shall accrue to the sole benefit of Landlord and it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

No later than the 25th day of each calendar month, Tenant may submit a written request to Landlord on an AIA approved form for a draw against the Improvement Allowance for the Tenant Work completed as of the date of the request. Landlord shall remit payment to Tenant for such draw within thirty (30) days of Landlord’s receipt of (i)Tenant’s request for the draw, and (ii) lien waivers for all Tenant Work completed as of the date of the request for the draw. Notwithstanding the foregoing, Landlord shall not be obligated to remit to Tenant any payments for draws against the final $100,000.00 of Improvement Allowance unless and until Landlord has received lien waivers for all Tenant Work to be completed in the Premises.

6. Landlord’s Work.

Prior to the Commencement Date, Landlord, at Landlord’s cost and expense, shall demolish the existing improvements in the Premises. Further, notwithstanding anything to the contrary in this Lease, Landlord, at Landlord’s expense, shall renovate the restrooms located in the Premises to building standard specifications reasonably acceptable to Tenant and Landlord.

EXHIBIT “C”

COMMENCEMENT DATE AGREEMENT

Date:

Supplement to Lease dated the      day of                 , 2000, between Crown Pointe, LLC, Crown Pointe, LLC, (hereinafter referred to as “Landlord”), and Learning Tree International USA, Inc. (hereinafter referred to as “Tenant”) for 16,903 Rentable Square Feet of Office Space, Suite 1100 in the building known as 1050 Crown Pointe Parkway, Atlanta, Georgia.

Pursuant to the provisions of Paragraph 2 of the Lease, Landlord and Tenant agree as follows: the Commencement Date for the Premises is                     , 2000.

Tenant hereby acknowledges and confirms to Landlord that Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that to the best of Tenant’s knowledge all the work to be performed by the Landlord in the Premises and as required by the terms of the Lease has been satisfactorily completed except as noted immediately below (latent structural defects excepted). Tenant further certifies that to the best of Tenant’s knowledge all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or off-sets against the enforcement of the Lease by Landlord.

LANDLORD:

CROWN POINTE, LLC, a Georgia Limited Liability Company
By OTR, an Ohio General Partnership, as Managing Member

By:
Title:

TENANT:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

By:	/s/ JOEL STREAM
Its:	Joel Stream, President

Attest:	/s/ DAVID G. MATHEWS, III
Its:	David G. Mathews, III, VP/Controller

[CORPORATE SEAL]

EXHIBIT “D”

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 349 OF THE 18TH DISTRICT, DEKALB COUNTY, GEORGIA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE WESTERN LAND LOT LINE OF LAND LOT 349 AND THE NORTHERN RIGHT OF WAY OF PERIMETER CENTER WEST (101.0 FOOT RIGHT OF WAY); RUNNING THENCE SOUTH 68 DEGREES 38 MINUTES 30 SECONDS EAST A DISTANCE OF 136.52 FEET TO A POINT; RUNNING THENCE ALONG THE ARC OF A CURVE AN ARC DISTANCE OF 141.50 FEET (SAID ARC HAVING A RADIUS OF 879.49 FEET AND BEING SUBTENDED BY A CHORD BEARING SOUTH 61 DEGREES 45 MINUTES 04 SECONDS EAST AND HAVING A LENGTH OF 141.35 FEET) TO A POINT; RUNNING THENCE ALONG THE ARC OF A CURVE A DISTANCE OF 85.67 FEET (SAID ARC HAVING A RADIUS OF 55.00 FEET AND BEING SUBTENDED BY A CHORD BEARING NORTH 78 DEGREES 13 MINUTES 51 SECONDS EAST AND HAVING A LENGTH OF 77.27 FEET) TO A POINT; RUNNING THENCE ALONG THE ARC OF A CURVE AN ARC DISTANCE OF 57.87 FEET (SAID ARC HAVING A RADIUS OF 362.20 FEET AND BEING SUBTENDED BY A CHORD BEARING NORTH 29 DEGREES 01 MINUTE 34 SECONDS EAST AND HAVING A LENGTH OF 57.81 FEET) TO A POINT; RUNNING THENCE NORTH 37 DEGREES 57 MINUTES 36 SECONDS EAST A DISTANCE OF 50.00 FEET TO A POINT; RUNNING THENCE NORTH 20 DEGREES 50 MINUTES 30 SECONDS EAST A DISTANCE OF 175.00 FEET TO A POINT; RUN THENCE ALONG THE ARC OF A CURVE AN ARC DISTANCE OF 131.68 FEET (SAID ARC HAVING A RADIUS OF 271.24 FEET AND BEING SUBTENDED BY A CHORD BEARING NORTH 34 DEGREES 44 MINUTES 59 SECONDS EAST AND HAVING A LENGTH OF 130.39 FEET) TO A POINT; RUNNING THENCE ALONG THE ARC OF A CURVE AN ARC DISTANCE OF 213.91 FEET (SAID ARC HAVING A RADIUS OF 271.24 FEET AND BEING SUBTENDED BY A CHORD BEARING NORTH 71 DEGREES 15 MINUTES 01 SECOND EAST AND HAVING A LENGTH OF 208.40 FEET) TO A POINT; RUNNING THENCE SOUTH 86 DEGREES 09 MINUTES 30 SECONDS EAST A DISTANCE OF 109.66 FEET TO A POINT; RUNNING THENCE ALONG THE ARC OF A CURVE AN ARC DISTANCE OF 136.80 FEET (SAID ARC HAVING A RADIUS OF 903.21 FEET AND BEING SUBTENDED BY A CHORD BEARING NORTH 89 DEGREES 30 MINUTES 09 SECONDS EAST AND HAVING A LENGTH OF 136.67 FEET) TO A POINT; RUNNING THENCE NORTH 85 DEGREES 09 MINUTES 49 SECONDS EAST A DISTANCE OF 38.75 FEET TO AN IRON PIN; RUNNING THENCE NORTH 09 DEGREES 35 MINUTES 52 SECONDS WEST A DISTANCE OF 429.05 FEET TO AN IRON PIN; RUN THENCE SOUTH 87 DEGREES 41 MINUTES 02 SECONDS WEST A DISTANCE OF 222.63 FEET TO AN IRON PIN; RUNNING THENCE SOUTH 83 DEGREES 45 MINUTES 23 SECONDS WEST A DISTANCE OF 254.00 FEET TO AN IRON PIN; RUNNING THENCE NORTH 00 DEGREES 45 MINUTES 33 SECONDS EAST A DISTANCE OF 529.89 FEET TO AN IRON PIN; RUNNING THENCE SOUTH 86 DEGREES 50 MINUTES 04 SECONDS WEST A DISTANCE OF 158.25 FEET TO A POINT; RUNNING THENCE SOUTH 85 DEGREES 27 MINUTES 28 SECONDS WEST A DISTANCE OF 294.31 FEET TO A CONCRETE MONUMENT ON THE WESTERN LAND LOT LINE OF LAND LOT 349; RUNNING THENCE SOUTH 00 DEGREES 34 MINUTES 03 SECONDS WEST A DISTANCE OF 315.78 FEET TO AN IRON PIN; RUN THENCE SOUTH 00 DEGREES 42 MINUTES 26 SECONDS WEST A DISTANCE OF 641.03 FEET TO AN IRON PIN; RUNNING THENCE SOUTH 00 DEGREES 38 MINUTES 58 SECONDS WEST A DISTANCE OF 251.38 FEET TO AN IRON PIN AT THE POINT OF BEGINNING.

LESS AND EXCEPT

ALL THE TRACT OF PARCEL OF LAND LYING AND BEING IN LAND LOT 349 OF THE 18TH DISTRICT, DEKALB COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TO FIND THE POINT OF BEGINNING OF THE TRACT OF LAND HEREIN DESCRIBED, COMMENCE AT AN IRON PIN LOCATED AT THE INTERSECTION OF THE NORTHEASTERN RIGHT OF WAY LINE OF PERIMETER CENTER WEST (80 FOOT RIGHT OF WAY AT THIS POINT) AND THE WEST LINE OF LAND LOT 349 OF THE 18TH DISTRICT, DEKALB COUNTY, GEORGIA (SAID LINE ALSO BEING THE LINE DIVIDING FULTON COUNTY AND DEKALB COUNTY); RUNNING THENCE NORTH 00 DEGREES 43 MINUTES 15 SECONDS EAST ALONG AN OFFSET IN THE RIGHT OF WAY OF PERIMETER CENTER WEST, A DISTANCE OF 17.00 FEET TO A POINT LOCATED ON THE NORTHEASTERN RIGHT OF WAY LINE OF PERIMETER CENTER WEST (101.00 FOOT RIGHT OF WAY AT THIS POINT); RUNNING THENCE SOUTH 68 DEGREES 38 MINUTES 30 SECONDS EAST ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 80.11 FEET TO A POINT; RUNNING THENCE NORTH

25 DEGREES 10 MINUTES 34 SECONDS EAST A DISTANCE OF 17.82 FEET TO A POINT WHICH IS THE POINT OF BEGINNING OF THE TRACT OF LAND HEREIN DESCRIBED, FROM THE POINT OF BEGINNING AS THUS ESTABLISHED, RUNNING THENCE SOUTH 67 DEGREES 34 MINUTES 04 SECONDS EAST A DISTANCE OF 228.01 FEET TO A POINT; RUNNING THENCE NORTH 46 DEGREES 58 MINUTES 00 SECONDS EAST A DISTANCE OF 103.00 FEET TO A POINT; RUNNING THENCE NORTH 20 DEGREES 50 MINUTES 30 SECONDS EAST A DISTANCE OF 85.28 FEET TO A POINT; RUNNING THENCE NORTH 67 DEGREES 34 MINUTES 04 SECONDS WEST A DISTANCE OF 138.50 FEET TO A POINT; RUNNING THENCE NORTH 83 DEGREES 08 MINUTES 13 SECONDS WEST A DISTANCE OF 54.71 FEET TO A POINT; RUNNING THENCE SOUTH 72 DEGREES 59 MINUTES 17 SECONDS WEST A DISTANCE OF 93.47 FEET TO A POINT; RUNNING THENCE SOUTH 25 DEGREES 10 MINUTES 34 SECONDS WEST A DISTANCE OF 105.00 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT

ALL THE TRACT OF PARCEL OF LAND LYING AND BEING IN LAND LOT 349 OF THE 18TH DISTRICT, DEKALB COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TO FIND THE POINT OF BEGINNING, COMMENCE AT A POINT LOCATED ON THE NORTHERLY RIGHT OF WAY OF PERIMETER CENTER WEST (101 FOOT RIGHT OF WAY) AT ITS POINT OF INTERSECTION WITH THE LINE WHICH DIVIDES THE 17TH DISTRICT OF FULTON COUNTY AND THE 18TH DISTRICT OF DEKALB COUNTY, GEORGIA (SAID POINT ALSO BEING NORTH 00 DEGREES 43 MINUTES 15 SECONDS EAST A DISTANCE OF 17.0 FEET FROM AN IRON PIN FOUND ON THE NORTHERLY RIGHT OF WAY OF PERIMETER CENTER WEST AT THE POINT WHERE THE RIGHT OF WAY CHANGES FROM AN 80 FOOT RIGHT OF WAY IN FULTON COUNTY TO THE 101 FOOT RIGHT OF WAY FOR DEKALB COUNTY); RUNNING THENCE SOUTH 68 DEGREES 38 MINUTES 30 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY OF PERIMETER CENTER WEST A DISTANCE OF 75.10 FEET TO A POINT; RUNNING THENCE NORTH 24 DEGREES 54 MINUTES 12 SECONDS EAST A DISTANCE OF 121.48 FEET TO AN IRON PIN PLACED AND THE TRUE POINT OF BEGINNING; FROM THE POINT OF BEGINNING AS THUS ESTABLISHED RUN THENCE NORTH 00 DEGREES 42 MINUTES 46 SECONDS EAST A DISTANCE OF 341.60 FEET TO A POINT; RUNNING THENCE SOUTH 89 DEGREES 17 MINUTES 54 SECONDS EAST A DISTANCE OF 3.73 FEET TO A POINT; THENCE NORTH 65 DEGREES 41 MINUTES 26 SECONDS EAST A DISTANCE OF 84.92 FEET TO A POINT; RUNNING THENCE NORTH 00 DEGREES 42 MINUTES 46 SECONDS EAST A DISTANCE OF 25.0 TO A POINT; RUNNING THENCE SOUTH 89 DEGREES 17 MINUTES 14 SECONDS EAST A DISTANCE OF 48.61 FEET TO A POINT; RUNNING THENCE SOUTH 23 DEGREES 39 MINUTES 33 SECONDS EAST A DISTANCE OF 79.35 FEET TO A POINT; RUNNING THENCE SOUTH 63 DEGREES 27 MINUTES 53 SECONDS EAST A DISTANCE OF 15.62 FEET TO A POINT; RUNNING THENCE SOUTH 23 DEGREES 39 MINUTES 33 SECONDS EAST A DISTANCE OF 219.0 FEET TO A POINT; RUNNING THENCE SOUTH 66 DEGREES 20 MINUTES 27 SECONDS WEST A DISTANCE OF 133.0 FEET TO A POINT; RUNNING THENCE SOUTH 18 DEGREES 43 MINUTES 34 SECONDS WEST A DISTANCE OF 45.0 FEET TO A POINT; RUNNING THENCE NORTH 83 DEGREES 08 MINUTES 13 SECONDS WEST A DISTANCE OF 37.0 FEET TO A POINT; RUNNING THENCE SOUTH 72 DEGREES 59 MINUTES 17 SECONDS WEST A DISTANCE OF 99.33 FEET TO THE TRUE POINT OF BEGINNING.

EXHIBIT ‘E’

RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, retail areas, malls, common areas, parking areas, roadings, elevators, escalators and stairways of the Building and Project shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, malls, common areas, parking areas, roadways, elevators, escalators and stairways are not for the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building. Subject to Section 11 of the Lease, Landlord shall have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs or toilets and to change, alter, increase, decrease or modify the other common areas of the Building and Project.

2. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except private use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwave ovens shall be permitted, provided that such use is in accordance with all applicable Federal, state and municipal laws, codes, ordinances, rules and regulations.

3. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant, or any other person, for any loss of property on the premises, however occurring. Janitor service will not be furnished on nights when Premises are occupied after 6:00 P.M. unless by additional agreement in writing.

4. The Landlord shall designate appropriate entrances and a “Freight” elevator for deliveries or other movement to or from the premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances or elevators for such purposes. The freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in it discretion shall deem appropriate. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building and the right to approve all items placed on the balconies; balconies shall be kept clean and in good order at all times. Tenant shall not allow any objects or articles to be dropped or thrown from any window or balcony. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, except as otherwise set forth in the Lease; and subject to the foregoing; all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

5. No tenant shall use or keep in the Premises, Building or the Project any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to

Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals or birds be brought or kept in the Premises or the Building.

6. Tenant acknowledges and agrees to the desirability or the necessity of Landlord, under law or in the prudent management of the Building, organizing and coordinating within the Building and among all tenants, arrangements and exercises appropriate to maximize the safety of all tenants in the event of fire or any other such disaster which may require the partial or total evacuation of the Building. Tenant undertakes and hereby agrees to fully cooperate with and participate in any simulated exercises with respect to the foregoing arrangements and exercises arranged from time to time by Landlord. Tenant hereby indemnifies Landlord, and agrees to hold Landlord harmless, from and against any loss, costs, damages, injuries, or expenses incurred by Tenant as a result of, through, or in conjunction with the arrangement, coordination or performance of the arrangements and exercises as herein described.

7. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats as requested by Tenant when consistent with other provisions of this Lease.

Landlord shall supply during business hours Building standard HVAC Service based on an average electrical connected load of 5 watts per rentable square foot and one person per 100 rentable square feet of the Demised Premises (or on each floor of the Demised Premises if the Demised Premises consist of more than one floor).

Tenant agrees that Landlord will not be held responsible for performance to the above specifications in the event that any law or governmental policy shall require Landlord to take measures that will affect the performance of, on the specification of, the HVAC system of the building.

8. All contractors and technicians rendering any installation service to Tenant shall be referred to Landlord for approval and supervision prior to performing any services. This applies to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment and electrical devices as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Building.

9. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name or street address of the Building.

10. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present identification acceptable to Landlord. Each tenant shall provide Landlord with a list of all persons authorized by Tenant to enter its premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

11. The directory of the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to restrict the amount of directory space utilized by any tenant.

12. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building or the interior of the atrium. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building’s heating or air-conditioning system.

13. No tenant shall obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable written regulations as may be fixed by Landlord.

14. Each tenant shall ensure that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Building of Landlord. On multiple tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invites, shall have caused it.

16. Except with the prior written consent of Landlord, no tenant shall sell retail newspapers, magazines, periodicals, theater or travel tickets or any other goods or merchandise to the general public in or on the Premises, nor shall any tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, printing or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in Tenant’s Lease.

17. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without the prior written consent of Landlord. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

18. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its Premises.

19. Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of Atlanta without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through the freight elevator provided for such purposes and at such times as Landlord shall designate.

20. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

21. The requirements of tenants will be attended to only upon application in writing at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. Landlord may waive any one or more or these Rules and Regulations for the benefit of any particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of premises in the Building.

24. Landlord reserves the right to make such other reasonable, uniform, written rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

25. For the benefit of all building occupants, their clients and visitors, smoking is not permitted in any of the public areas of the building (especially the lobbies, corridors, exit stairwells, elevators and restrooms) nor at the main entrances to the buildings.

26. Except with the prior written consent of the Landlord, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or dispose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises. “Contaminant” shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products. “Requirements of Law” shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

EXHIBIT “F”

OPERATING EXPENSES

In addition to the items described in Paragraph 4A of the attached Lease as Operating Expenses, the term Operating Expenses shall also include, without limitation, the following items:

General administrative and management fees; water and sewer charges; sanitary assessments; garbage and waste disposal; license, permit and inspection fees; heat, light, power and other utilities; air conditioning and ventilation; elevator and escalator services; plumbing service; janitorial and cleaning service; maintenance, repair and service contracts; watchmen, guards and personnel engaged in the management, operation, maintenance, repair and protection of the Project, together with wages, fringe benefits, payroll taxes and employee benefits applicable thereto; insurance, including, without limitation, all risk insurance coverage, rent loss and boiler and machinery coverage and personal injury and property damage liability insurance; supplies, materials, tools and equipment; all costs and expenses of contesting by appropriate legal proceedings any matter concerning operating or managing the Project or the amount of validity of any property taxes levied against the Project; the costs and expenses of all personal property, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance and repair of the Project, including, without limitation, exterior window coverings provided by Landlord and carpeting in public corridors and common areas; all fees for professional services (including, but not limited to, attorneys’ and accountants’ fees) rendered in connection with the operation, administration and management of the Project; all consulting fees paid in connection with the operation, maintenance, administration and management of the Project; all costs and expenses of repair, maintenance and cleaning of the roof and exterior of the Building, sidewalks and related common areas (including loading docks) contiguous to the Building and all common areas (including stairs and elevators) window cleaning and similar functions; all costs and expenses for repair or replacement of parts or portions of the Project damaged by fire, flood or other casualty, which costs are not covered by proceeds of insurance carried by Landlord (i) as the result of the applicability of the deductible feature of any such insurance policies, or (ii) for any reason other than the particular casualty involved being expressly and affirmatively excluded from coverage by the specific language of such insurance policies; all costs and expenses for repair and maintenance of all support systems serving the Project, including, but not limited to, water, electrical, gas, fuel, steam, smoke, sewage, elevator, heating, ventilation and air conditioning systems serving the Building; and all other expenditures with respect to the operation, maintenance, administration and management of the Project which are affected in accordance with accepted principles of sound management and accounting practices as applied to the operation, maintenance, administration and management of first-class office buildings in Atlanta, Georgia.

Expenses specifically excluded from Operating Expenses include, without limitation: (i) charitable and political donations; (ii) salaries of employees not associated with the Project; and (iii) fines, fees, penalties and/or late charges caused by Landlord’s negligence.

EXHIBIT “G”

BASE RENTAL ADJUSTMENT

Landlord and Tenant agree that the Base Rent as shown at Paragraph 1.B of the Lease shall be adjusted annually during the Lease term on the anniversary date or the first day of the month in which the anniversary date will occur, if the anniversary is a day other than the first day of a month, as provided below:

PERIOD	ANNUAL RATE PER RSF/PER YR	MONTHLY BASE RENT	ANNUAL BASE RENT
Year 1	$23.00	$32,397.42	$388,769.00
Year 2	$23.58	$33,214.40	$398,572.74
Year 3	$24.17	$34,045.46	$408,545.51
Year 4	$24.77	$34,890.61	$418,687.31
Year 5	$25.39	$35,763.93	$429,167.17
Year 6	$26.02	$36,651.34	$439,816.06
Year 7	$26.67	$37,566.92	$450,803.01
Year 8	$27.34	$38,510.67	$462,128.02
Year 9	$28.02	$39,468.51	$473,622.06
Year 10	$28.72	$40,454.51	$485,454.16

EXHIBIT “H”

SECRETARY’S CERTIFICATE

State of             California

County of             Los Angeles

I,             Mary C. Adams                    , Corporate Secretary of Learning Tree International USA, Inc., a Delaware corporation, certify that by authority duly given by the corporation,

    Joel Stream                 (Name) is authorized to execute this lease on behalf of

Learning Tree International USA, Inc.

Witness my hand and official seal, this 10 day of October, 2000.

/s/ Mary C. Adams
Corporate Secretary of Learning Tree International USA, Inc.